UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2008

CHINA NATURAL GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-31539	98-0231607
(Commission	(IRS Employer
File Number)	Identification No.)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian, 710065, Shaanxi Province
China
(Address of Principal Executive Offices) (Zip Code)

86-29-88323325
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors.

On August 7, 2008, China Natural Gas, Inc. (the “Company”) appointed three new directors: Mr. Donald Yang who will serve as a member of the committees, Mr. Carl Yeung and Mr. Lawrence W. Leighton who will serve as Chairman of the Audit and Compensation Committees, respectively. Mr. Carl Yueng and Mr. Lawrence W. Leighton will be independent board members.

Mr. Donald Yang is a founding partner and president of Abax Global Capital (“AGC”), a leading Hong Kong based investment firm focused on Pan-Asian public and private investments especially in Greater China and Southeast Asia. He was a Managing Director responsible for Merrill Lynch’s Hong Kong and China Debt Capital Markets division from 2000 to 2007. Mr. Yang also serves as a director for Sinoenergy Corporation (Ticker “SNEH”), a NASDAQ listed company. Mr. Yang holds a MBA degree from Wharton School of Business and a BA degree from Nankai University in China. Abax Lotus Ltd. (“Abax”), an affiliate of AGC, is the sole investor in the Company’s $40 million note financing which closed in January 2008. Pursuant to an investor rights agreement, Abax has the right to appoint one member of the Company’s Board of Directors.

Mr. Carl Yeung is the Chief Financial Officer of ATA Inc, a China based, leading provider of computer-based testing and education services in China listed on the NASDAQ Global Market. Prior to that, Mr. Yeung worked as an associate and analyst at Merrill Lynch (Asia Pacific) Limited from 2002 to 2006. Mr. Yeung holds a bachelor’s degree in economics with concentrations in finance and operations management from Wharton School, University of Pennsylvania, and a bachelor’s degree in applied science with concentration in systems engineering from School of Engineering and Applied Sciences, University of Pennsylvania.

Mr. Lawrence Leighton has had an extensive 40-year international investment banking career. Beginning at what is now Lehman Brothers, he advised on financing for the Mexican Government and leading Mexican corporations. As Director of Strategic Planning for the consumer products company, Norton Simon Inc, he initiated and executed the acquisition of Avis Rent-a-car. Subsequently, he was a Limited Partner of Bear Stearns & Co., a Managing Director of the investment bank of Chase Manhattan Bank and then President and Chief Executive Officer of the U.S. investment bank of Credit Agricole, the major French Bank. Among his transactions have been advising Pernod Ricard, the major European beverage company, on its acquisitions in the United States; and advising Verizon, the major U. S. telecom company, on its dispositions of certain European operations. Mr. Leighton received his BSE degree in engineering from Princeton University and an MBA degree from Harvard Business School. He holds a commercial pilot’s license with instrument rating.

Item 7.01 Regulation FD Disclosure.

On August 7, 2008, the Company issued a press release announcing the appointment of three new directors. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Copy of News Release, dated August 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.
(Registrant)
Date: August 8, 2008	By:	/s/ Qinan Ji
Chief Executive Officer